UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2022

HUDSON EXECUTIVE INVESTMENT CORP. II

(Exact name of registrant as specified in its charter)

Delaware	001-39931	85-2658967
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Address Not Applicable	Address Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 521-8495

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-fourth of one redeemable warrant	HCIIU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	HCII	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	HCIIW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 1, 2022, Hudson Executive Investment Corp. II (the “Company”) was notified by the staff of the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that the Staff had determined to initiate procedures to delist the Company’s securities due to the Company’s non-compliance, following the termination of the phase-in period provided under Nasdaq Listing Rule 5615(b)(1), with the continued listing requirements as set forth in Nasdaq Listing Rules 5605(b)(1) and 5605(c)(2)(A) regarding the composition of the Company’s board of directors (the “Board”) and the Board’s audit committee (the “Audit Committee”), respectively, because a majority of the Board was not comprised of independent directors and the Audit Committee was not comprised of at least three independent directors.

On February 7, 2022, the Board exercised its authority pursuant to the Company’s amended and restated certificate of incorporation and elected Mr. Douglas Renert, effective immediately, to the Board. Mr. Renert will replace Mr. Douglas Braunstein on the Audit Committee, effective immediately. Mr. Renert is an independent director.

Upon the election of Mr. Renert to the Board and his appointment to the Audit Committee, the Company returned to compliance with Nasdaq’s continued listing requirements. On February 7, 2022, the Nasdaq issued a letter to the Company confirming that the Company is in compliance with Nasdaq’s continued listing requirements and that it has terminated its delisting procedures against the Company.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2022, the Board exercised its authority pursuant to the Company’s amended and restated certificate of incorporation and elected Mr. Douglas Renert, effective immediately, to the Board. Mr. Renert will replace Mr. Douglas Braunstein on the Audit Committee, effective immediately. Mr. Renert is an independent director.

Mr. Renert has been a partner of Tandem Capital (“Tandem”), a Silicon Valley based early stage fund focused on industry-disrupting tech businesses, since cofounding the firm in 2007. Tandem’s successful portfolio companies include Bash Gaming, Lambda School, PagerDuty and Tile among others. Beginning in February 2022, Mr. Renert has also served as a managing partner of 444 Capital, a venture capital firm. Mr. Renert started his career as a corporate attorney with Gray Cary (now DLA Piper) and then spent eight years at Oracle from 1997 to 2005, first as Vice President of Corporate Development, reporting to the company’s president, and then managing several vertical industry apps businesses as a General Manager. Mr. Renert earned an A.B. degree in Political Economy at Princeton University and obtained a J.D. and MBA from UC Berkeley. Mr. Renert currently sits on the boards of Deako, Inc., Shoe Lovers, Inc., Bijoux, Corp., Internet 404 Technologies, Inc, and Hudson Executive Investment Corp. III. He has also previously served on the boards of Opus Global, Inc., Shoptimize, Inc., North American Robotics Corporation, Yardzen, Inc., BoomTV, Inc., StorMagic Limited, Inc., Foresight Group, Inc., Limit, Inc., Coral Labs, Inc., Outdoorsy, Inc., and Lambda School, Inc.

Mr. Renert does not have any family relationships with any of the Company’s directors or executive officers, and he is not a party to any transactions listed in Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON EXECUTIVE INVESTMENT CORP. II

Date: February 7, 2022	By:	/s/ Ira Mosberg
	Name:	Ira Mosberg
	Title:	Chief Financial Officer